UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 25, 2017

Green Dot Corporation
(Exact Name of the Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34819	95-4766827
(Commission File Number)	(IRS Employer Identification No.)

3465 East Foothill Blvd Pasadena, CA 91107	(626) 765-2000
(Address of Principal Executive Offices)	(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On January 25, 2017, Green Dot Corporation (“Green Dot” or the “Company”) entered into an Equity Purchase Agreement (the “Purchase Agreement”) with Empowerment Ventures, LLC, a Delaware limited liability company (“Empowerment Ventures”), and UniRush, LLC, a Delaware limited liability company and wholly-owned subsidiary of Empowerment Ventures (“UniRush”). The Purchase Agreement provides for, among other things, the purchase (the “Purchase”) by Green Dot of all of UniRush’s limited liability company interests.
Pursuant to the Purchase Agreement, and subject to the terms and conditions contained therein, at the closing of the Purchase (the “Closing”), the Company will pay consideration of $147 million in cash (the “Purchase Consideration”), based on UniRush’s net working capital position at time of Closing, less certain of UniRush’s liabilities and its debt and transaction expenses. In addition, Green Dot has agreed to pay Empowerment Ventures an earn-out equal to the greater of (i) a specified percentage of the revenue generated by the RushCard portion of UniRush's business during the five-year period following the closing or (ii) $20 million, payable quarterly over the five years. Green Dot intends to finance a portion of the Purchase Consideration by incurring new debt. In the event Green Dot does not obtain such financing from other sources, the Purchase Agreement provides that Green Dot may elect to pay up to $75 million of the Purchase Consideration in the form of promissory notes.
Until the earlier of the Closing or the termination of the Purchase Agreement, Empowerment Ventures and UniRush have agreed not to directly or indirectly solicit competing acquisition proposals or to enter into discussions concerning, or provide information in connection with, any alternative business combinations.
Completion of the Purchase is subject to certain customary conditions. The Purchase Agreement also contains customary representations, warranties and covenants by each of the parties thereto. The Purchase Agreement contains certain termination rights for both Green Dot and Empowerment Ventures.
Cautionary Statements
The foregoing summary of the Purchase Agreement and the transactions contemplated by the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which is filed as Exhibit 2.1 to this Form 8-K and incorporated herein by reference.
The Purchase Agreement and the above description have been included to provide investors and security holders with information regarding the terms of the Purchase Agreement. They are not intended to provide any other factual information about Green Dot, Empowerment Ventures and UniRush or their respective subsidiaries or affiliates or equityholders. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of those agreements and as of specific dates; were solely for the benefit of the parties to the Purchase Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. Investors should be aware that the representations, warranties and covenants or any description thereof may not reflect the actual state of facts or condition of Green Dot, Empowerment Ventures and UniRush or any of their respective subsidiaries, affiliates, businesses, or equityholders. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures by Green Dot, Empowerment Ventures or UniRush. Accordingly, investors should read the representations and warranties in the Purchase Agreement not in isolation but only in conjunction with the other information about Green Dot, Empowerment Ventures or UniRush and their respective subsidiaries that the respective companies include in reports, statements and other filings they make with the U.S. Securities and Exchange Commission.
Item 7.01 Regulation FD Disclosure.
On January 30, 2017, the Company issued a press release announcing the Company's entry into the Purchase Agreement.  A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Number	Description

2.1	Equity Purchase Agreement, dated as of January 25, 2017, by and among Green Dot Corporation, Empowerment Ventures, LLC and UniRush, LLC.†
99.1	Press Release announcing proposed acquisition of UniRush, dated January 30, 2017
_____________

†
Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Green Dot hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREEN DOT CORPORATION

By:	/s/ Steven W. Streit
Steven W. Streit
Chief Executive Officer

Date: January 30, 2017

EXHIBIT INDEX

Number	Description

2.1	Equity Purchase Agreement, dated as of January 25, 2017, by and among Green Dot Corporation, Empowerment Ventures, LLC and UniRush, LLC.†
99.1	Press Release announcing proposed acquisition of UniRush, dated January 30, 2017
_____________

†
Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Green Dot hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.